Exhibit 99.3

AKOUSTIS TECHNOLOGIES, INC.

PRO FORMA FINANCIAL INFORMATION

Unaudited condensed consolidated pro–forma financial statements

Unaudited pro forma consolidated balance sheets as of March 31, 2017

	Akoustis	Acquired Business	Consolidated				Consolidated
	As of	As of	As of	Proforma AJEs			As of
	March 31, 2017	March 31, 2017	March 31, 2016	DR (CR)		#	March 31, 2016
	(unaudited)	(unaudited)	(unaudited)				(unaudited)

Assets
Current Assets:
Cash and cash equivalents	$9,425,699	$—	$9,425,699		$(2,846,049)	1	$6,579,650
Inventory	49,534	—	49,534		96,049	1	145,583
Prepaid expenses	125,714	—	125,714				125,714
Deposits	688,651	—	688,651				688,651
Total Current Assets	10,289,598	—	10,289,598		(2,750,000)		7,539,598

Land	—	—	—		1,000,000	1	1,000,000

Building	—	—	—		3,000,000	1	3,000,000

Property and equipment, net	688,162	—	688,162		2,124,650	1	2,812,812

Intangible assets	117,854	—	117,854		81,773	1	199,627

Other	10,715	—	10,715				10,715
Total Assets	$11,106,329	$—	$11,106,329		$3,456,423		$14,562,752

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable and accrued expenses	$1,271,794	$—	$1,271,794	$			$1,271,794
Contingent real estate liability	—	—	—		1,730,542	1	1,730,542
Deferred revenue	30,500	—	30,500				30,500
Total Current Liabilities	1,302,294	—	1,302,294		1,730,542		3,032,836

Total Liabilities	1,302,294	—	1,302,294		1,730,542		3,032,836

Commitments and contingencies

Stockholders’ Equity:
Preferred stock, par value $0.001: 5,000,000 shares authorized; none issued and outstanding	—	—	—				—
Common stock, $0.001 par value; 45,000,000 shares authorized; 18,105,349 shares issued and outstanding	18,105	—	18,105				18,105
Additional paid-in capital	23,993,581	—	23,993,581				23,993,581
Accumulated deficit	(14,207,651)	—	(14,207,651)		1,725,881	1	(12,481,770)
Total Stockholders’ Equity	9,804,035	—	9,804,035		1,725,881		11,529,916
Total Liabilities and Stockholders’ Equity	$11,106,329	$—	$11,106,329		$3,456,423		$14,562,752

Unaudited pro forma consolidated statements of operations for the year ended June 30, 2016

	Akoustis For the Year Ended	Acquired Business For the Year Ended	Year Ended 6/30/16 Proforma				Proforma
	June 30, 2016	June 30, 2016	Consolidation	Proforma AJEs			Consolidation
	(unaudited)	(unaudited)	(unaudited)	DR (CR)		#	(unaudited)

REVENUES
Revenue	$254,834	$5,059,665	$5,314,499	$			$5,314,499
Total Revenues	254,834	5,059,665	5,314,499				5,314,499

OPERATING EXPENSES:
Research and development	1,758,701	—	1,758,701				1,758,701
General and administrative expenses	2,935,299	6,563,100	9,498,399		424,930 103,318 5,841	2 3 4	10,032,488

Total Operating Expenses	4,694,000	6,563,100	11,257,100		534,098		11,791,189

Loss from Operations	(4,439,166)	(1,503,435)	(5,942,601)		(534,089)		(6,476,690)

Other income (expense)
Other income	500	—	500				500
Interest income	1,339	—	1,339				1,339
Change in fair value of derivative liabilities	(968,840)	—	(968,840)				(968,840)
Total other income (expense)	(967,001)	—	(967,001)		—		(967,001)

Net Loss	$(5,406,167)	$(1,503,435)	$(6,909,602)		$(534,089)		$(7,443,691)

Net loss per common share - basic and diluted	$(0.40)	$(0.00)	$(0.52)		$(0.00)		$(0.56)

Weighted average common shares outstanding-basic and diluted	13,349,482	0	13,349,482		—		13,349,482

Unaudited pro forma consolidated statements of operations for the nine months ended March 31, 2017

	Akoustis	Acquired Business	Nine Months
	For the Nine Months Ended	For the Nine Months Ended	Ended 3/31/17 Proforma			Proforma
	31-Mar-17	31-Mar-17	Consolidation	Proforma AJEs		Consolidation
	(unaudited)	(unaudited)	(unaudited)	DR (CR)	#	(unaudited)

REVENUES
Revenue	$468,032	$3,109,542	$3,577,574	$(48,000)	8	$3,529,574
Total Revenues	468,032	3,109,542	3,577,574	(48,000)		3,529,574

OPERATING EXPENSES:
Research and development	2,590,698	—	2,590,698			2,590,698
General and administrative expenses	4,533,652	4,907,961	9,441,613	318,698 77,489 4,381	5 6 7	9,794,181
				(48,000)	8

Total Operating Expenses	7,124,350	4,907,961	12,032,311	352,568		12,384,879

Operating Income (Loss)	(6,656,318)	(1,798,419)	(8,454,737)	(400,568)		(8,855,305)

Other income (expense)
Interest income	970	—	970			970
Change in fair value of derivative liabilities	(877,490)	—	(877,490)			(877,490)
Total other income (expense)	(876,520)	—	(876,520)	—		(876,520)

Net Income (Loss)	$(7,532,838)	$(1,798,419)	$(9,331,257)	$(400,568)		$(9,731,825)

Net loss per common share - basic and diluted	$(0.46)	$(0.00)	$(0.57)	$(0.00)		$(0.59)

Weighted average common shares outstanding-basic and diluted	16,419,225	0	16,419,225	—		16,419,225

AKOUSTIS TECHNOLOGIES, INC.
Notes to Unaudited Pro Forma Consolidated Financial Statements
1.	Basis of Presentation

The following unaudited pro forma consolidated financial statements of Akoustis Technologies, Inc., (the “Company”) and the acquired assets from The Research Foundation for the State University of New York (“RF-SUNY”) and Fuller Road Management Corporation (“FRMC”), an affiliate of RF-SUNY (“Acquired Assets”) are provided to assist you in your analysis of the financial aspects of the proposed consolidated entity on a non-generally accepted accounting principle basis.

The unaudited pro forma consolidated statements of operations for the fiscal year ended June 30, 2016 and the nine months ended March 31, 2017 combined the historical statements of operations of the Company for the fiscal year ended June 30, 2016 with the fiscal year end special purpose combined statements of revenues and direct expenses of the Acquired Assets and the nine-month period ended March 31, 2017 of the Company and the nine-month period ended March 31, 2017 of the Acquired Assets.

The unaudited pro forma condensed combined balance sheet combines the historical balance sheets of the Company and the Acquired Assets as of March 31, 2017.

The pro forma is presented as if the below transaction was accounted for as an acquisition.

2.	Acquisition of STC-MEMS

On March 23, 2017, Akoustis Technologies, Inc. (the “Company”) entered into a Definitive Asset Purchase Agreement (the “AP Agreement”) and a Definitive Real Property Purchase Agreement (the “RP Agreement”) (collectively, the “Agreements”) with The Research Foundation for the State University of New York (“RF-SUNY”) and Fuller Road Management Corporation (“FRMC”), an affiliate of RF-SUNY (collectively, “Sellers”) to acquire certain specified assets, including, the Smart Systems Technology & Commercialization Center (STC-MEMS), as well as the real estate and improvements associated with the facility (collectively the “FRMC Assets”). The facility, located in Canandaigua, New York, houses the operations of STC-MEMs (the assets and real estate and improvements referred to together herein as the “STC”) which was created in 2010 by RF-SUNY as an economic development project. The purpose of the initiative was to explore different technology opportunities with the goal of being a vertically integrated provider of foundry services that would offer its customers the capacity, infrastructure and operational capabilities of semiconductor and advanced manufacturing for aerospace, biomedical, communications, defense, and energy markets. The Company also agreed to assume substantially all the on-going obligations of STC incurred in the ordinary course of business including the 29 employees employed by RF-SUNY. The purchase closed on June 26, 2017.

The Company acquired STC through its wholly-owned subsidiary, Akoustis Manufacturing New York, Inc., (“Akoustis NY”), a Delaware corporation.

The purchase price paid for the transaction was an aggregate of approximately $4.48 million consisting of (i) $2.84 million in cash consideration and (ii) assumption of contingent real estate liability of approximately $1.73 million.

3.	Pro-forma Adjustments

The pro-forma financial statements give effect to the following transactions as if they had occurred on the first day of the periods presented:

1.	To record the payment of $2,846,049 and the assumption of a contingent real estate liability of $1,730,542 by Akoustis for the purchase of real estate with an appraised value of $4,000,000, fixed assets with an appraised value of $2,124,650; inventory for $96,049, and customer relationships of $81,773, resulting in a bargain purchase option of $1,725,881.
2.	To record depreciation of the fixed assets acquired for a full year with a five-year depreciable life on a straight-line basis as if they were acquired at the beginning of the fiscal year.
3.	To record depreciation of the building acquired for a full year with an eleven-year depreciable life on a straight-line basis as if they were acquired at the beginning of the fiscal year
4.	To record amortization of the customer relationships acquired for a full year with a fourteen-year amortizable life on a straight-line basis as if they were acquired at the beginning of the fiscal year
5.	To record depreciation of the fixed assets acquired for the nine-month period with a five-year depreciable life on a straight-line basis as if they were acquired at the beginning of the interim nine-month period ending March 31, 2017.
6.	To record depreciation of the building acquired for the nine-month period with an eleven-year depreciable life on a straight-line basis as if they were acquired at the beginning of the interim nine-month period ending March 31, 2017.
7.	To record amortization of the customer relationships acquired for the nine-month period with a fourteen-year amortizable life on a straight-line basis as if they were acquired at the beginning of the interim nine-month period ending March 31, 2017.
8.	To eliminate related party transactions of $48,000 for Akoustis Inc. payment of fabrication services invoices to RF-SUNY in the nine-month period ending March 31, 2017.